As filed with the Securities and Exchange Commission on January 25, 2005.

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SOVEREIGN BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	23-2453088

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Sovereign Bancorp, Inc.
1500 Market Street
Philadelphia, Pennsylvania 19102

(215) 557-4630

(Address of Principal Executive Offices, including zip code)

Waypoint Financial Corp. Retirement Savings Incentive Plan
Waypoint Financial Corp. 2001 Stock Option Plan
Harris Financial, Inc. 1999 Incentive Stock Option Plan
Harris Financial, Inc. 1999 Stock Option Plan for Outside Directors
York Financial Corp. 1997 Stock Option and Incentive Plan
Harris Savings Bank 1996 Incentive Stock Option Plan
York Financial Corp. 1995 Non-Qualified Stock Option Plan for Directors
Harris Savings Bank 1994 Incentive Stock Option Plan
Harris Savings Bank 1994 Stock Option Plan for Outside Directors

York Financial Corp. Non-Incentive Stock Option Plan for Directors

(Full title of Plans)

David A. Silverman, Esquire
General Counsel
Sovereign Bancorp, Inc.
1130 Berkshire Boulevard

Wyomissing, Pennsylvania 19610

(Name and address, including zip code of agent for service)

(610) 320-8400

(Telephone number, including area code, of agent for service)

Copies to:

David W. Swartz, Esquire
Stevens & Lee, P.C.
111 North Sixth Street
P.O. Box 679
Reading, Pennsylvania 19603-0679
(610) 478-2184

CALCULATION OF REGISTRATION FEE

Title of each Class		Proposed Maximum	Proposed Maximum	Amount of
of Securities to be	Amount to be	Offering Price	Aggregate	Registration
Registered	Registered (1)	per Share	Offering Price	Fee
Common Stock, no par value (and associated stock purchase rights)	3,064,814 (2)	$22.00 (3)	$67,425,908.00	$7,936.03

(1) Pursuant to Rule 416, this Registration Statement covers, in addition to the number of shares stated herein, an indeterminate number of shares which may be subject to grant or otherwise issuable by reason of stock splits, stock dividends, or similar transactions.

(2) Represents shares of the common stock of the Registrant issuable to participants in the Waypoint Financial Corp. Retirement Savings Incentive Plan or issuable upon exercise of outstanding stock options previously granted by Waypoint Financial Corp. (“Waypoint”) pursuant to the Waypoint Financial Corp. 2001 Stock Option Plan, the Harris Financial, Inc. 1999 Incentive Stock Option Plan, the Harris Financial, Inc. 1999 Stock Option Plan for Outside Directors, the York Financial Corp. 1997 Stock Option and Incentive Plan, the Harris Savings Bank 1996 Incentive Stock Option Plan, the York Financial Corp. 1995 Non-Qualified Stock Option Plan for Directors, the Harris Savings Bank 1994 Incentive Stock Option Plan, the Harris Savings Bank 1994 Stock Option Plan for Outside Directors, and the York Financial Corp. Non-Incentive Stock Option Plan for Directors, which plans and options were assumed by the Registrant in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of March 8, 2004, between Registrant and Waypoint.

(3) Estimated pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933 solely for the purpose of calculating the amount of the registration fee based upon the average of the high and low prices for a share of the Registrant’s common stock on January 18, 2005, as reported on the New York Stock Exchange.

Explanatory Note

     On January 21, 2005, Registrant acquired all of the outstanding capital stock of Waypoint as the result of the merger of Waypoint with and into Registrant. In connection with the merger, certain options previously granted under the Waypoint Financial Corp. 2001 Stock Option Plan, the Harris Financial, Inc. 1999 Incentive Stock Option Plan, the Harris Financial, Inc. 1999 Stock Option Plan for Outside Directors, the York Financial Corp. 1997 Stock Option and Incentive Plan, the Harris Savings Bank 1996 Incentive Stock Option Plan, the York Financial Corp. 1995 Non-Qualified Stock Option Plan for Directors, the Harris Savings Bank 1994 Incentive Stock Option Plan, the Harris Savings Bank 1994 Stock Option Plan for Outside Directors, and the York Financial Corp. Non-Incentive Stock Option Plan for Directors (collectively, the “Option Plans”), which were exercisable to purchase Waypoint common stock, were assumed by Registrant and are now exercisable to purchase Registrant’s common stock. In addition, upon the merger, by operation of law Registrant became the sponsor of the Waypoint Financial Corp. Retirement Savings Incentive Plan (the “Retirement Plan”), pursuant to which plan participants had the option to purchase shares of Waypoint common stock and will have the option to purchase Registrant’s common stock. This Registration Statement is being filed with respect to the shares of Registrant’s common stock so purchasable pursuant to the Retirement Plan and under options outstanding under the Option Plans.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

In this Registration Statement, “we,” “us,” and “our” refer to Sovereign Bancorp, Inc.

     The following documents filed with the Securities and Exchange Commission (the “SEC”) are incorporated by reference in this Registration Statement and made a part hereof:

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

(b)	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2004, June 30, 2004, and September 30, 2004;

(c)	our Current Reports on Form 8-K filed with the SEC on January 21, 2004, January 28, 2004, February 17, 2004, February 19, 2004, March 11, 2004, April 13, 2004, July 23, 2004, August 24, 2004, August 27, 2004, October 15, 2004, October 20, 2004, October 21, 2004, November 23, 2004, November 29, 2004, December 16, 2004, December 27, 2004, January 5, 2005 and January 19, 2005; and our Current Report on Form 8-K/A (Amendment No. 3) filed on January 24, 2005;

(d)	our Registration Statement on Form 8-A, filed with the SEC on July 3, 2001, pursuant to which we registered our common stock under the Securities Exchange Act of 1934, and any amendments or reports filed for the purpose of updating such registration statement;

(e)	our Registration Statement on Form 8-A, filed with the SEC on July 3, 2001, pursuant to which we registered certain stock purchase rights under the Securities Exchange Act of 1934, and any amendments or reports filed for the purpose of updating such registration statement; and

(f)	all other documents filed by us after the date of this Registration Statement under Section 13(a), 13(c),14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and part of this Registration Statement from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

     Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director’s liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     Our bylaws provide for (1) indemnification of our directors, officers, employees and agents and (2) the elimination of a director’s liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

     Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by us.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits

Exhibits:

Number	Description
3.1	Amended and restated provisions of Articles of Incorporation of Sovereign Bancorp, Inc. (Incorporated by reference to Exhibit 3.1 of Sovereign Bancorp’s Registration Statement No. 333-117621 on Form S-8.)

3.2	Bylaws of Sovereign Bancorp, Inc. as amended and restated as of June 24, 2004. (Incorporated by reference to Exhibit 3.2 of Sovereign Bancorp’s Registration Statement No. 333-117621 on Form S-8.)

4.1	Second Amended and Restated Rights Agreement, dated as of January 19, 2005, between Sovereign Bancorp, Inc. and Mellon Investor Services. (Incorporated by reference to Exhibit 4.1 to Sovereign Bancorp’s Current Report on Form 8-K/A No. 3 filed January 24, 2005.)

5.1	Opinion and consent of Stevens & Lee, P.C.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Stevens & Lee, P.C. (Included in Exhibit 5.1.)

24.1	Powers of Attorney of Directors and Officers. (Included on signature page.)

Item 9. Undertakings

     (a) The undersigned registrant hereby undertakes:

                    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

                    2. That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Wyomissing, Commonwealth of Pennsylvania, on January 19, 2005.

SOVEREIGN BANCORP, INC.

By	/s/ Jay S. Sidhu

Jay S. Sidhu, President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay S. Sidhu, James D. Hogan, Lawrence M. Thompson, Jr., and Joseph M. Harenza, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution of him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title
/s/ Jay S. Sidhu	Chairman of the Board, President, Chief Executive Officer and Director	January 19, 2005
Jay S. Sidhu

/s/ P. Michael Ehlerman	Director	January 19, 2005
P. Michael Ehlerman

/s/ Brian Hard	Director	January 19, 2005
Brian Hard

/s/ Andrew C. Hove, Jr.	Director	January 19, 2005
Andrew C. Hove, Jr.

/s/ Daniel K. Rothermel	Director	January 19, 2005
Daniel K. Rothermel

/s/ Cameron C. Troilo	Director	January 19, 2005
Cameron C. Troilo

/s/ James D. Hogan	Chief Financial Officer	January 19, 2005
James D. Hogan

/s/ Mark R. McCollom	Chief Accounting Officer	January 19, 2005
Mark R. McCollom

EXHIBIT INDEX

Number	Description
3.1	Amended and restated provisions of Articles of Incorporation of Sovereign Bancorp, Inc. (Incorporated by reference to Exhibit 3.1 of Sovereign Bancorp’s Registration Statement No. 333-117621 on Form S-8.)

3.2	Bylaws of Sovereign Bancorp, Inc. as amended and restated as of June 24, 2004. (Incorporated by reference to Exhibit 3.2 of Sovereign Bancorp’s Registration Statement No. 333-117621 on Form S-8.)

4.1	Second Amended and Restated Rights Agreement, dated as of January 19, 2005, between Sovereign Bancorp, Inc. and Mellon Investor Services. (Incorporated by reference to Exhibit 4.1 to Sovereign Bancorp’s Current Report on Form 8-K/A No. 3 filed January 24, 2005.)

5.1	Opinion and consent of Stevens & Lee, P.C.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Stevens & Lee, P.C. (Included in Exhibit 5.1.)

24.1	Powers of Attorney of Directors and Officers. (Included on signature page.)